Exhibit 4.1

ASTORIA FINANCIAL CORPORATION,

as Issuer

_____________________

INDENTURE

Dated as of _______ ____, _______

______________________

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee
_______________________

____% SENIOR NOTES DUE 2017

Table of Contents

Page

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1	Definitions	1
Section 1.2	Incorporation by Reference of Trust Indenture Act	5
Section 1.3	Rules of Construction	5

Article II

THE NOTES

Article III

OPTIONAL REDEMPTION

Article IV

COVENANTS

Article V

SUCCESSORS

Section 5.1	When the Company May Merge, Consolidate or Transfer Assets	19
Section 5.2	Successor Corporation Substituted	20
Section 5.3	Officer’s Certificate and Opinion of Counsel to be Given to Trustee	20

Article VI

EVENTS OF DEFAULT

Article VII

TRUSTEE

-II-

Article VIII

SATISFACTION AND DISCHARGE OF INDENTURE;
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Article IX

AMENDMENT, SUPPLEMENT AND WAIVER

Article X

MISCELLANEOUS

-III-

Cross Reference Table

Showing Reflection of Certain Provisions

Required Pursuant to Section 310 through 318(a)

of Trust Indenture Act of 1939, as Amended, (Including

Cross-References to Provisions of Sections 310 through 318(a)

which, Pursuant to

Section 318(c) of the Trust Indenture Act of 1939,

as Amended, are Part of and Govern Such Provisions

of the Indenture Whether or not Physically Contained Therein1

TIA	Section

SECTION 310
(a)(1)	7.9
(a)(2)	7.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.9
(b)	7.7, 7.9

SECTION 311
(a)	7.10
(b)	7.10

SECTION 312
(a)	2.5
(b)	10.4
(c)	10.4

SECTION 313
(a)	7.5
(b)(1)	Not Applicable
(b)(2)	7.5, 7.6
(c)	7.4, 7.5
(d)	7.5

SECTION 314
(a)(1), (2) and (3)	4.5
(a)(4)	4.5, 10.6
(b)	Not Applicable
(c)(1)	1.1, 3.1, 10.5(a)-(b)

1This Table is not, and shall not, for any purpose, be deemed, a part of the Indenture.

-IV-

(c)(2)	1.1, 10.5(a)-(b)
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.6
(f)	Not Applicable

SECTION 315
(a)	7.1, 7.2(a), (b)
(b)	7.1, 7.4
(c)	7.1
(d)	7.1, 7.6
(d)(1)	7.1, 7.6
(d)(2)	7.1, 7.6
(d)(3)	7.1, 7.6
(e)	6.11, 7.1

SECTION 316
(a)(1)(A)	6.4, 6.5
(a)(1)(B)	6.4, 6.5
(a)(2)	Not Applicable
(a) last sentence	Not Applicable
(b)	6.7, 6.8, 6.10
(c)	6.10

SECTION 317
(a)(1)	6.3
(a)(2)	6.9
(b)	2.4

SECTION 318
(a)	10.1
(b)	10.1

-V-

INDENTURE, dated as of _________ ___, ______, between Astoria Financial Corporation, a Delaware corporation (the “Company”), and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes (as defined below), to be issued as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the registered holders thereof (the “Holders”), the Company and the Trustee agree as follows for the equal and proportionate benefit of the Holders of the Notes:

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions

“Additional Notes” means the Company’s [_]% Senior Notes due 2017 (other than the Initial Notes) issued under this Indenture in accordance with Section 2.16 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to be control.

“Agent” means the Registrar or any Paying Agent, authenticating agent or securities custodian.

“Agent Members” has the meaning assigned to it in Section 2.1.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Authentication Order” means a written order of the Company, signed by two Officers of the Company, directing the Trustee to authenticate the Notes for original issue.

“Bankruptcy Law” means Title 11 of the United States Code (11 U.S.C.§§101 et. seq.) or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

“Company” has the meaning assigned to it in the preamble to this Indenture.

“Consolidated Assets” means all assets owned directly by the Company or indirectly by the Company through any Subsidiary and reflected on the Company’s consolidated balance sheet prepared in accordance with GAAP.

“Corporate Trust Office of the Trustee” means the corporate trust office of the Trustee located at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attn: Astoria Financial Corporation Administrator, or such other address as the Trustee may designate from time to time by notice to the Company.

“Covenant Defeasance” has the meaning assigned to it in Section 8.4.

“Default” means any event that is, or with the passage of time or the giving of notice (or both) would be, an Event of Default.

“Definitive Notes” means Notes that are in the form of the Note attached hereto as Exhibit A-2.

“Depositary” means DTC and any successor thereto or nominee thereof.

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning assigned to it in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities (including the SEC) as have been accepted by a significant segment of the accounting profession, which are applicable at the date of this Indenture.

“Global Notes” means Notes that are in the form of the Note attached hereto as Exhibit A-1.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Holder” has the meaning assigned to it in the preamble to this Indenture.

“Indebtedness” means, without duplication, the principal or face amount of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with GAAP, and (vi) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” means the $[______] aggregate Principal Amount of the Company’s [_]% Senior Notes due 2017 issued under this Indenture on the date hereof.

“Legal Defeasance” has the meaning assigned to it in Section 8.3.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or place for payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” has the meaning assigned to it in Section 7.6.

“Material Subsidiary” means Astoria Federal Savings and Loan Association and any successor thereof.

“Notes” means the Initial Notes and the Additional Notes, to the extent applicable.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate that meets the requirements of Section 10.5 hereof signed on behalf of such Person by either the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person and another Officer of such Person.

“Opinion of Counsel” means a written opinion that meets the requirements of Section 10.5 hereof from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Paying Agent” has the meaning assigned to it in Section 2.3.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Amount” means the amount of a Note as set forth on the face of the Note.

“Redemption Date” has the meaning assigned to it in Section 3.1.

“Registrar” has the meaning assigned to it in Section 2.3.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person, (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof) and (iii) any limited liability company of which more than 50% of the total membership interests is at the time owned or controlled, directly or indirectly, by such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces such party in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Voting Stock” means outstanding shares of capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or other default.

Section 1.2 Incorporation by Reference of Trust Indenture Act

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.3 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and words in the plural include the singular;

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(f) headings are used for convenience of reference only and do not affect interpretation.

Article II

THE NOTES

Section 2.1 Form and Dating

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 and Exhibit A-2 which are a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or depository procedure or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. The Notes shall be issued initially in the form of one or more Global Notes. Each Global Note issued under this Indenture shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. Any adjustment of the aggregate Principal Amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof and shall be made on the records of the Trustee and the Depositary.

Each Global Note shall bear a legend in substantially the following form:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.6, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

(d) Legends. Each Note shall bear the applicable legends substantially in the form set forth in Exhibit A-1 or Exhibit A-2 hereto, as applicable.

Section 2.2 Execution and Authentication. The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver Notes for original issue in an aggregate Principal Amount of up to $[_______] upon one or more Authentication Orders. The aggregate Principal Amount of Notes outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.7. The Notes shall be issued only in registered form without coupons and only in denominations of $2,000 of Principal Amount and any integral multiple of $1,000 in excess thereof.

Section 2.3 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), and an office or agency where Notes may be presented for purchase or payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional paying agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.4.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent (in each case, if such person is a person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Company or any Subsidiary of the Company or an Affiliate of any of them may act as Paying Agent or Registrar.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes. The Trustee may resign from any or all of such appointments upon 30 days’ written notice to the Company.

Section 2.4 Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary of the Company or an Affiliate of any of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on January 1 and July 1 a listing of the Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.6 Transfer and Exchange

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days,

(ii) the Company determines that the Notes are no longer to be represented by Global Notes and so notifies the Trustee, or

(iii) an Event of Default has occurred and is continuing with respect to the Notes and the Depositary or its participant(s) has requested the issuance of Definitive Notes.

Any Global Note exchanged pursuant to clause (i) or (ii) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary.

Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of the Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall instruct the Trustee in writing and shall bear such legends as provided herein. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.9 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.9 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except as otherwise provided herein. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b) hereof.

Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the Applicable Procedures and this Section 2.6.

(c) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal Principal Amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

(d) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from such Holder directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Notes represented by the Global Note to be increased by the aggregate Principal Amount of the Definitive Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the Principal Amount of the Definitive Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Authentication Order, a new Global Note in the appropriate Principal Amount.

(e) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the Principal Amount of Notes represented by such Global Note shall be reduced accordingly by adjustments made on the records of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly by adjustments made on the records of the Trustee to reflect such increase.

(f) General Provisions Relating to Transfers and Exchanges

(i) To permit registrations of transfers and exchanges of Notes, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or upon receipt of a written request of the Registrar.

(ii) The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

(iii) The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

(iv) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(v) No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

Section 2.7 Replacement Notes. If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such Note or indemnity bond as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Note, pay or redeem such Note, as the case may be.

Upon the issuance of any new Notes under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee and the reasonable fees and disbursements of its counsel) connected therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8 Outstanding Notes; Determinations of Holders’ Action. Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite Principal Amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, amendment or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, amendment or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or at maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then immediately after such Redemption Date or maturity, as the case may be, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue; provided, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

Section 2.9 Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Authentication Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.10 Cancellation. All Notes surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.11 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, on and interest on the Note or the payment of any redemption price in respect thereof, for all purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12 Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and interest on the Notes for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the number of days elapsed in any partial month.

Section 2.13 CUSIP Numbers. The Company may issue the Notes with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14 Ranking. The Indebtedness of the Company arising under or in connection with this Indenture and every outstanding Note issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such Indebtedness.

Section 2.15 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.16 Further Issues Without Holders’ Consent. The Company may at any time and from time to time, without notice to or the consent of the Holders of the Notes, but in compliance with the terms of this Indenture, issue Additional Notes having the same ranking, interest rate, maturity date and other terms as the Notes. Any such Additional Notes, together with the Initial Notes, will constitute a single series under the Indenture; provided, however, that no Additional Notes may be issued unless they will be fungible with the Initial Notes for United States federal income tax and securities law purposes; and provided, further, that the Additional Notes have the same CUSIP number as the Initial Notes. No Additional Notes may be issued if any Event of Default has occurred and is continuing with respect to the Notes.

Article III

OPTIONAL REDEMPTION

Section 3.1 Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period shall be satisfactory to the Trustee) but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the date on which the redemption shall occur (“Redemption Date”), (iii) the Principal Amount of Notes to be redeemed and (iv) the redemption price.

Section 3.2 Selection of Notes to be Redeemed. If less than all of the Notes are to be redeemed pursuant to Section 3.7 at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate, subject to the rules and procedures of the Depositary. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the Principal Amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000, except that, if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address; provided that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Failure to give notice by mailing in the manner herein provided to the Holder of any Note designated for redemption as a whole or in part, or any defect in the notice to any Holders, shall not affect the validity of the proceedings for the redemption of any other Note or portion thereof. Any notice that is mailed to the Holder of any Note in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

The notice shall identify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the Principal Amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in Principal Amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that on the Redemption Date the redemption price will become due and payable upon each such Note to be redeemed and that interest thereon unless the Company fails to make such redemption will cease to accrue on and after the Redemption Date;

(g) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(h) the Section of this Indenture pursuant to which the redemption shall occur.

Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, provided that the Company shall have delivered to the Trustee, at least 5 Business Days prior to the requested date of the giving of such notice, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section.

Section 3.4 Effect of Notice of Redemption. If notice of redemption is given as provided in Section 3.3, the Notes to be redeemed shall, on the Redemption Date, become irrevocably due and payable at the redemption price, and from and after such Redemption Date (unless the Company shall default in the payment of the redemption price) such Notes shall cease to bear interest. A notice of redemption may not be conditional.

Section 3.5 Deposit of Redemption Price. One Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date interest shall cease to accrue on the Notes or the portions thereof called for redemption. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.6 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in Principal Amount to the unredeemed portion of the Note surrendered.

Section 3.7 Optional Redemption. The Company at its option may, at any time on or after the date that is 30 days prior to the maturity date, redeem the Notes, in whole or in part, upon payment of a redemption price equal to 100% of the Principal Amount of the Notes to be redeemed plus accrued and unpaid interest on the Principal Amount of Notes being redeemed to the Redemption Date.

Section 3.8 Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Article IV

COVENANTS

Section 4.1 Ownership of Material Subsidiary Stock. So long as any of the Notes are outstanding but subject to the provisions of Article V hereof, the Company:

(a) will not, nor will it permit the Material Subsidiary to, directly or indirectly, sell or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Material Subsidiary, nor will the Company permit the Material Subsidiary to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Material Subsidiary if, in each case, after giving effect to any such transaction and to the issuance of the maximum number of shares of Voting Stock of the Material Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, the Company would cease to own, directly or indirectly, at least 80% of the issued and outstanding Voting Stock of the Material Subsidiary; and

(b) will not permit the Material Subsidiary to:

(i) merge or consolidate with or into any corporation or other Person, unless the Company is the surviving corporation or Person, or unless, upon consummation of the merger or consolidation, the Company will own, directly or indirectly, at least 80% of the surviving corporation’s issued and outstanding Voting Stock; or

(ii) lease, sell, assign or transfer all or substantially all of its properties and assets to any Person (other than the Company), unless, upon such sale, assignment or transfer, the Company will own, directly or indirectly, at least 80% of the issued and outstanding Voting Stock of that Person.

Notwithstanding the foregoing, any such sale, assignment or transfer of securities, any such merger or consolidation or any such lease, sale, assignment or transfer of properties and assets shall not be prohibited if: (A) required by law, such lease, sale, assignment or transfer of securities is made to any Person for the purpose of the qualification of such Person to serve as a director; (B) such lease, sale, assignment or transfer of securities is made by the Company or any of its Subsidiaries acting in a fiduciary capacity for any Person other than the Company or any Subsidiary; (C) made in connection with the consolidation of the Company with or the sale, lease or conveyance of all or substantially all of the assets of the Company to, or merger of the Company with or into any other Person (as to which Article V of this Indenture shall apply); (D) required by any law or any rule, regulation or order of any governmental agency or authority; or (E) required as a condition imposed by any law or any rule, regulation or order of any governmental agency or authority to the acquisition by the Company, directly or indirectly, through purchase of stock or assets, merger, consolidation or otherwise, of any Person; provided, that, in the case of (E) only, after giving effect to such disposition and acquisition, (y) at least 80% of the issued and outstanding Voting Stock of such Person will be owned, directly or indirectly, by the Company and (z) the Consolidated Assets of the Company will be at least equal to 70% of the Consolidated Assets of the Company prior thereto; and nothing in this Section shall prohibit the Company or the Material Subsidiary from the sale or transfer of assets pursuant to any securitization transaction or the pledge of any assets to secure borrowings incurred in the ordinary course of business, including, without limitation, deposit liabilities, mortgage escrow funds, reverse repurchase agreements, Federal Home Loan Bank of New York advances, recourse obligations incurred in connection with the Material Subsidiary’s lending activities and letters of credit.

Section 4.2 Liens. For so long as any of the Notes are outstanding, the Company will not, nor will the Company permit the Material Subsidiary to, create, assume, incur or suffer to be created, assumed or incurred or to exist, any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of Voting Stock of the Material Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that Voting Stock), directly or indirectly, without making effective provision whereby the Notes shall be equally and ratably secured with any and all such indebtedness if, treating such pledge, encumbrance or lien as a transfer of the shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Material Subsidiary subject thereto to the secured party and after giving effect to the issuance of the maximum number of shares of Voting Stock of the Material Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, the Company would not continue to own at least 80% of the issued and outstanding Voting Stock of the Material Subsidiary. Notwithstanding the foregoing, this Section shall not apply to any:

(a) pledge, encumbrance or lien upon any such shares of Voting Stock to secure indebtedness of the Company or a Subsidiary as part of the purchase price of such shares of Voting Stock, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

(b) lien for taxes, assessments or other government charges or levies (i) which are not yet due or payable without penalty, (ii) which the Company is contesting in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with GAAP or (iii) which secure obligations of less than $1 million in amount;

(c) lien of any judgment, if that judgment (i) is discharged, or stayed on appeal or otherwise, within 60 days, (ii) is currently being contested in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with GAAP or (iii) involves claims of less than $1 million; or

(d) any pledge or lien on the Voting Stock of the Material Subsidiary to secure a loan or other extension of credit by a Subsidiary subject to Section 23A of the Federal Reserve Act.

In case the Company or the Material Subsidiary shall propose to create, assume, incur or suffer to be created, assumed or incurred or to exist, any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of Voting Stock of the Material Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that Voting Stock), directly or indirectly, other than as permitted by subdivisions (a) to (d), inclusive, of this Section, the Company will prior thereto give written notice thereof to the Trustee, and will prior to or simultaneously with such pledge, encumbrance or lien, by supplemental indenture delivered to the Trustee, in form satisfactory to it, effectively secure all the Notes equally and ratably with such indebtedness, by pledge, encumbrance or lien of such Voting Stock. Such supplemental indenture shall contain the provisions, concerning the possession, control, release and substitution of encumbered and pledged property and securities and other appropriate matters which are required or permitted by the TIA (as in effect at the date of execution of such supplemental indenture) to be included in a secured indenture qualified under the TIA, and may also contain such additional and mandatory provisions permitted by the TIA as the Company and the Trustee shall deem advisable or appropriate or as the Trustee shall deem necessary in connection with such pledge, encumbrance or lien.

Section 4.3 Payment of Notes. The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay or cause to be paid the principal of, premium, if any, on and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.4 Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

Section 4.5 Reports. The Company shall file with the Trustee and transmit to the Holders, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or section 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee and the Holders with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of Section 314(a) of the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

Section 4.6 Compliance Certificate.  (a) The Company will deliver to the Trustee on or before 120 days after the end of each fiscal year of the Company, commencing with the first fiscal year ending after the date hereof, so long as Notes are outstanding hereunder, an Officers’ Certificate stating that, in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any Default or Event of Default by the Company in the performance of any covenants contained herein, stating whether or not they have knowledge of any such Default or Event of Default, the nature thereof and the action, if any, the Company intends to undertake as a result of such Default.

(b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Article V

SUCCESSORS

Section 5.1 When the Company May Merge, Consolidate or Transfer Assets. The Company shall not merge or consolidate with or into any other Person and the Company shall not sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of its assets to any Person, unless (1) the Company is the continuing corporation, or the successor corporation or the Person that acquires all or substantially all of the Company’s assets is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes all the Company’s obligations under the Notes and this Indenture or assumes such obligations as a matter of law and (2) immediately after giving effect to such merger, consolidation, sale, lease or conveyance, there is no Default or Event of Default hereunder.

Section 5.2 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and, thereupon, the Company shall be relieved of any further liability or obligation hereunder or under the Notes.

Section 5.3 Officer’s Certificate and Opinion of Counsel to be Given to Trustee. Upon the occurrence of the transactions permitted under the provisions of Sections 5.1 and 5.2, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel in each case stating that such transaction and agreement, if any, complies with this Article V, that all conditions precedent provided for herein relating to such transaction have been complied with, and that such agreement or supplemental indenture, if any, is the legal, valid and binding obligation of the Company or such other Person, as the case may be, enforceable against them in accordance with its terms, subject to customary exceptions, on which the Trustee may rely as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this Article V complies with the provisions of this Article V and this Indenture.

Article VI

EVENTS OF DEFAULT

Section 6.1 Events of Default. An “Event of Default” occurs if:

(a) the Company defaults in the payment of any installment of interest on any of the Notes as and when the same shall become due and payable, and such default continues for a period of 30 days;

(b) the Company defaults in the payment of all or any part of the principal of any of the Notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise;

(c) the Company fails to perform any other covenant or agreement on the part of the Company contained in the Notes or in this Indenture and such failure continues for a period of 90 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding;

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Company or the Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or the Material Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or the Material Subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e) the Company or the Material Subsidiary shall commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the Material Subsidiary, or the filing by the Company or the Material Subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by the Company or the Material Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Material Subsidiary or of any substantial part of its property, or the making by the Company or the Material Subsidiary of an assignment for the benefit of creditors, or the taking of action by the Company or the Material Subsidiary in furtherance of any such action; or

(f) the Company shall default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $50,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $50,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

Upon becoming aware of any Event of Default, the Company shall promptly deliver to the Trustee a written statement specifying such Event of Default.

Section 6.2 Acceleration. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount of the then outstanding Notes may declare the Principal Amount of all the Notes and interest accrued thereon to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the Holders of the outstanding Notes). Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to Sections 6.6, 7.1(e) and 7.6, Holders of a majority in Principal Amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default in accordance with Section 7.4 hereof. The Holders of a majority in aggregate Principal Amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding had been taken.

Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Defaults. Holders of a majority in aggregate Principal Amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of and interest on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5 Control by Majority. Holders of a majority in Principal Amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes not joining the giving of such direction or that may involve the Trustee in personal liability. The Trustee may take any other action consistent with this Indenture relating to any such direction.

Section 6.6 Limitation on Suits. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if and subject to Section 6.7 hereof:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in Principal Amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holders offer and provide to the Trustee security or indemnity acceptable to it against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of security or indemnity acceptable to it; and

(e) the Holders of a majority in Principal Amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request within such 60-day period.

No Holder of a Note shall have any right in any manner whatsoever by virtue of or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of a Note, or to obtain or seek to obtain priority over or preference to any other Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes.

Section 6.7 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, on, and interest on such Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture. To the extent that the payment of any such compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a perfected, first priority Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and such Lien in favor of a predecessor Trustee shall be senior to the Lien in favor of the current Trustee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money or other property pursuant to this Article, it shall be applied in the following order:

First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.6 hereof, including payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in Principal Amount of the then outstanding Notes.

Article VII

TRUSTEE

Section 7.1 Duties of Trustee

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the contents thereof.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 or 6.6 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holders shall have offered and provided to the Trustee security or indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2 Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

(b) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may rely upon an Officers’ Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) No permissive right of the Trustee to act hereunder shall be construed as a duty.

Section 7.3 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.9 and 7.10 hereof.

Section 7.4 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if the Trustee receives written notice thereof, the Trustee shall (at the expense of the Company) mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it receives notice thereof. Except in the case of a Default or Event of Default in payment of principal of and interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. For purposes of this Indenture, the Trustee shall not be deemed to have received notice of any Default (except a Default or Event of Default in payment of principal of, premium, if any, on and interest on any Note) unless a Responsible Officer of the Trustee has received actual notice of such Default.

Section 7.5 Reports by Trustee to Holders. Within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall (at the expense of the Company) mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Section 313(a) of the TIA (but if no event described in Section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the TIA.

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Section 313(d) of the TIA. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and thereafter shall promptly file all reports with the SEC and such stock exchange as are required to be filed by the rules and regulations of the SEC and of such stock exchange.

Section 7.6 Compensation and Indemnity. The Company agrees to pay to the Trustee from time to time compensation as agreed upon by the Trustee and the Company, and, in the absence of any such agreement, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. Except as otherwise expressly provided herein, the Company shall reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including reasonable compensation, disbursements and expenses of the Trustee’s agents and reasonable fees and expenses of its counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it without negligence or willful misconduct on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense shall be determined to have been caused by the Trustee’s own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it intends to seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company to the Trustee under this Indenture shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s payment obligations in this Section, the Trustee shall have a mortgage, pledge, lien, charge, security interest or encumbrance (each, a “Lien”) prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Section 313(b)(2) of the TIA to the extent applicable.

Section 7.7 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in Principal Amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may by a Board Resolution remove the Trustee if:

(a) the Trustee fails to comply with Section 7.9 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in Principal Amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after receiving a written request to resign by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, fails to comply with Section 7.9, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.6 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 hereof shall continue for the benefit of the retiring Trustee.

Section 7.8 Successor Trustee by Merger, Etc. If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

Section 7.9 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its direct parent, if any, or in the case of a corporation included in a bank holding company system, its related bank holding company, has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1), (2) and (5) of the TIA. The Trustee is subject to Section 310(b) of the TIA.

Section 7.10 Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

Section 7.11 Other Capacities. All references in this Indenture to the Trustee with the exception of Section 7.1(a) shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as any Agent.

Article VIII

SATISFACTION AND DISCHARGE OF INDENTURE;
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1 Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when:

(a) either;

(i) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment has been deposited in trust by the Company and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Company has irrevocably deposited with the Trustee or the Paying Agent, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, to the date of maturity or redemption;

(b) the Company has paid all sums payable by it under this Indenture with respect to the Notes;

(c) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that the conditions precedent to the satisfaction and discharge of the Notes pursuant to this Section have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Company to the Trustee under Section 7.5 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 8.1, the obligations of the Company and the Trustee with respect to the Notes under Sections 2.3, 2.6, 2.7, 4.4 and 8.6, shall survive such satisfaction and discharge. The Trustee, on demand and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

Section 8.2 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option and at any time, elect to have either Section 8.3 or 8.4 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.3 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.2 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.5 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.6 hereof and the other Sections of this Indenture referred to in clause (a) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.5 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, on and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article II and Section 4.4 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee and any Agent hereunder and the Company’s obligations in connection therewith, including, without limitation, Article VII and Section 8.6 and 8.8 hereunder, and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.3 notwithstanding the prior exercise of its option under Section 8.4 hereof.

Section 8.4 Covenant Defeasance. Upon the Company’s exercise under Section 8.2 hereof of the option applicable to this Section 8.4, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.5 hereof, be released from its obligations under the covenants contained in Sections 4.1, 4.2, 4.5 and 4.6 hereof, under Section 6.1(c) hereof with respect to such covenants, and under Section 6.1 (d) and (e) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.5 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.2 hereof of the option applicable to this Section 8.4 hereof, subject to the satisfaction of the conditions set forth in Section 8.5 hereof, Sections 6.1(d) and (e) hereof shall not constitute Events of Default.

Section 8.5 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.3 or 8.4 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, on and interest on the outstanding Notes on the stated maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(b) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, among other things, the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(d) in the case of an election under Section 8.4 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(e) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(f) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(d) or 6.1(e) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

(g) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

(h) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(i) the Trustee shall have received such other documents, assurances and Opinions of Counsel as the Trustee shall have reasonably required.

Section 8.6 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.7 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.6, the “Trustee”) pursuant to Section 8.1 or Section 8.5 hereof, as applicable, in respect of the outstanding Notes shall be held in trust and applied by the Trustee or the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.1 or Section 8.5 hereof, as applicable, which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.1 or Section 8.5(a) hereof, as applicable), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.7 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, premium, if any, on or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in The New York Times and The Wall Street Journal (national edition) notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.8 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with this Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Indenture until such time as the Trustee or Paying Agent is permitted by such court or governmental authority to apply all such money in accordance with this Article VIII; provided, however, that, if the Company makes any payment of principal of, premium, if any, on or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1 Without Consent of Holders of Notes. Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may from time to time and at any time enter into one or more indentures supplemental hereto without the consent of any Holder of a Note, for one or more of the following purposes:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of Definitive Notes or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not adversely affect any Holder;

(c) to provide for the assumption of the Company’s obligations to the Holders of the Notes by a successor to the Company pursuant to Article V hereof;

(d) to conform the text of this Indenture, any supplemental indenture, if applicable, or the Notes to any provision of set forth under the heading “Description of the Notes” in a prospectus supplement applicable to the Notes;

(e) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Note pursuant to Article VIII, provided that any such action shall not adversely affect the interests of any Holder in any material respect;

(f) to make any change that would provide any additional rights or benefits to the Holders of the Notes;

(g) to make any change that is not inconsistent with this Indenture and does not adversely affect the legal rights hereunder of any Holder of a Note; or

(h) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Sections 7.2 and 9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2 With Consent of Holders of Notes. Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in Principal Amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4, 6.6 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on and interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) may be waived with the consent of the Holders of a majority in Principal Amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.8 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.2.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.2 and 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Subject to Sections 6.4, 6.6 and 6.7 hereof, the Holders of a majority in aggregate Principal Amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

(a) change the stated maturity of the principal of and interest on any Note;

(b) reduce the Principal Amount of, reduce the rate of, or extend or change the time for payment of interest on, any Note;

(c) change the place or currency of payment of principal of, premium, if any, on and interest on any Note;

(d) reduce any amount payable upon the redemption of any Note;

(e) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(f) reduce the percentage in Principal Amount of outstanding Notes the consent of whose Holders is required for modification or amendment of this Indenture;

(g) reduce the percentage in Principal Amount of outstanding Notes necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults; or

(h) modify such provisions with respect to modification and waiver.

Section 9.3 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.4 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.5 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6 Trustee to Sign Amendments, Etc. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.5 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

Article X

MISCELLANEOUS

Section 10.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the TIA, the duties imposed by Section 318(c) of the TIA shall control.

Section 10.2 Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or other act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at Corporate Trust Office of the Trustee; or

(b) the Company, by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and deposited postage prepaid by first class mail, registered or certified mail, overnight courier service or conformed telecopy addressed (until another address is filed by the Company with the Trustee for the purpose) to:

Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, New York 11042
Attention: General Counsel

and

Arnold & Porter LLP
399 Park Avenue
New York, New York 10022
Attention: Robert C. Azarow, Esq.

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 10.3 Notice to Holders of Notes; Waiver. Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event at such Holder’s address as it appears on the register kept by the Registrar, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the customary procedures of the Depositary.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the case of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 10.4 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Section 10.5 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.6 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.6 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 10.6 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall comply with the provisions of Section 314(e) of the TIA and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 10.7 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidations and form one instrument.

Section 10.8 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.9 Limitation on Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer, or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, employees, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Note or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute or otherwise, of, and any and all such rights and claims against, every such incorporator, shareholder, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Note or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Note.

Section 10.10 Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law.

Section 10.11 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.12 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.13 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.14 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.15 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.16 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.17 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.18 Applicability of Depository. Notwithstanding any other provision of this Indenture, so long as a Note is a Global Note, the parties hereto will be bound at all times by the applicable procedures of the Depositary with respect to such Note.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Indenture, as of the date first above written.

ASTORIA FINANCIAL CORPORATION

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A-1

(Form of Global Note)

Astoria Financial Corporation

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

ANY PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, AND THAT NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY SUCH PLAN, ACCOUNT, ARRANGEMENT OR ENTITY FOR PURPOSES OF ERISA, THE CODE OR SIMILAR LAWS, AS APPLICABLE, OR (II) THE PURCHASE AND HOLDING OF THE NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

A-1-1

THE NOTES DO NOT EVIDENCE SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

CUSIP __________

_____% Senior Notes due 2017

No.______	$__________

Astoria Financial Corporation

promises to pay to Cede & Co. or registered assigns, the principal sum of __________________ dollars, as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with Section 2.1(b) of the within-mentioned Indenture, on _______________.

Interest Payment Dates: _______________

Record Dates: _______________

ASTORIA FINANCIAL CORPORATION

By:
Name:
Title:

A-1-2

This represents Notes of Astoria Financial Corporation
referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:		Dated:
Name:
Title:

A-1-3

(Reverse of Note)

[_]% Senior Notes due 2017

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Astoria Financial Corporation (the “Company”), a Delaware corporation, promises to pay interest on the Principal Amount of this Note at _____ % per annum from _______________until maturity. The Company shall pay interest semi-annually on _______________and _______________of each year, or if any such day is not a Business Day, on the next succeeding Business Day each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be _______________. Interest will be computed on the basis of a 360-day year of twelve 30-day months and interest for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the number of days elapsed in any partial month.

2. Method of Payment. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the _______________ or _______________ next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.15 of the Indenture (as herein defined) with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent (which may be the Company), or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of principal, premium, if any, and interest with respect to Notes a Holder of which owns at least $50 million aggregate Principal Amount of Notes and has given wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holder thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee (“Trustee”) under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued this Note under an Indenture dated as of ______ __, ____, as amended or supplemented from time to time (“Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

A-1-4

The Notes are unsecured obligations of the Company.

5. Optional Redemption. The Notes may be redeemed at any time on or after the date that is 30 days prior to the maturity date at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a price equal to 100% of the Principal Amount of the Notes to be redeemed plus accrued and unpaid interest on the Principal Amount of the Notes being redeemed to the Redemption Date.

In addition to the Company’s right to redeem the Notes as set forth in Section 3.7 of the Indenture, the Company may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

6. Notice of Redemption. Notice of redemption will be mailed, by first class mail, at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address; provided that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. Notes to be redeemed shall, on the Redemption Date, become due and payable at the redemption price, and from and after such date (unless the Company shall default in the payment of the redemption price) such Notes shall cease to bear interest. The Company shall deposit with the Trustee or with the Paying Agent, one Business Day prior the Redemption Date, money sufficient to pay the redemption price on all Notes to be redeemed on that date.

7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar need not exchange or register the transfer of any Note selected for redemption, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. The Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

A-1-5

9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4, 6.6 and 6.7 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on and interest on the Notes, except a payment default resulting from an acceleration that has been rescinded). Subject to Sections 6.4, 6.6 and 6.7 of the Indenture, compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in Principal Amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of Definitive Notes or to alter the provisions of Article II of the Indenture (including the related definitions) in a manner that does not adversely affect any Holder; to provide for the assumption of the Company’s obligations to the Holders of the Notes by a successor to the Company pursuant to Article V of the Indenture; to confirm the text of the Indenture, any supplemental indenture, if applicable, or the Notes to any provision set forth under the heading “Description of the Notes” in a prospectus supplement applicable to the Notes; to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Note pursuant to Article VIII, provided that any such action shall not adversely affect the interests of any Holder in any material respect; to make any change that would provide any additional rights or benefits to the Holders of the Notes; to make any change that is not inconsistent with the Indenture and does not adversely affect the legal rights under the Indenture of any Holder of Notes; or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

A-1-6

10. Defaults and Remedies. An “Event of Default” occurs if: (i) the Company defaults in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default continues for a period of 30 days; (ii) the Company defaults in the payment of all or any part of the principal of any of the Notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise; (iii) the Company fails to perform any other covenant or agreement on the part of the Company contained in the Notes or in the Indenture and such failure continues for a period of 90 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” under the Indenture and demanding that the Company remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding; (iv) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Company or the Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or the Material Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or the Material Subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (v) the Company or the Material Subsidiary shall commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the Material Subsidiary, or the filing by the Company or the Material Subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by the Company or the Material Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Material Subsidiary or of any substantial part of its property, or the making by the Company or the Material Subsidiary of an assignment for the benefit of creditors, or the taking of action by the Company or the Material Subsidiary in furtherance of any such action; or (vi) the Company shall default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $50,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $50,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (a) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (b) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (a), such indebtedness having been discharged or, in the case of clause (b), without such indebtedness having been discharged or such acceleration having been rescinded or annulled. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate Principal Amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of or interest on the Notes.

11. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not the Trustee.

12. Discharge and Defeasance. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, on and interest on the outstanding Notes on the stated maturity or on the applicable Redemption Date, as the case may be.

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13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer, or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, employees, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Note or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute or otherwise, of, and any and all such rights and claims against, every such incorporator, shareholder, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Note or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Note.

14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. Available Information. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Astoria Financial Corporation

One Astoria Federal Plaza

Lake Success, New York 11042

Attention: General Counsel

18. Counterparts. This Note may be executed by one or more of the parties to this Note on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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19. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s Social Security or Tax Identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	to transfer this Note
on the books of the Company. The agent may substitute another to act for him.

Date:______________________

Your signature:___________________________ (Sign exactly as your name appears on the face of this Note)

Tax Identification No.: __________________ SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT A-2

(Form of Definitive Note)

ANY PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, AND THAT NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY SUCH PLAN, ACCOUNT, ARRANGEMENT OR ENTITY FOR PURPOSES OF ERISA, THE CODE OR SIMILAR LAWS, AS APPLICABLE, OR (II) THE PURCHASE AND HOLDING OF THE NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

THE NOTES DO NOT EVIDENCE SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

CUSIP __________

_____% Senior Notes due 2017

No.______	$__________

Astoria Financial Corporation

promises to pay to Cede & Co. or registered assigns, the principal sum of __________________ dollars on _______________.

Interest Payment Dates: _______________

Record Dates: _______________

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ASTORIA FINANCIAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

This represents one of the Notes of Astoria Financial Corporation referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:		Dated:
Name:
Title:

[FORM OF REVERSE SIDE IS IDENTICAL TO EXHIBIT A-1]

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